Execution Copy

CUSTODIAN AGREEMENT

This Agreement is made as of November 30, 2017 (this “Agreement”), between STATE STREET GLOBAL ADVISORS TRUST COMPANY, a Massachusetts limited purpose trust company (the “Trustee”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, the SPDR® Dow Jones Industrial AverageSM ETF Trust (the “Fund”) is an exchange-traded fund and will issue and redeem shares of the Fund only in aggregations of Fund Interests (as defined in Section 8.1) known as “Creation Units,” generally in exchange for a basket of certain equity securities and/or a specified cash payment, as more fully described in the currently effective prospectus of the Fund (the “Prospectus”);

WHEREAS, the Trustee furnishes certain services to the Fund;

WHEREAS, the Trustee desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund; and

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement.

SECTION 1.    DEFINITIONS. In addition to terms defined elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Losses” means any direct losses, damages, liabilities, claims, costs or out-of-pocket expenses (including reasonable attorneys’ fees).

“On book currency” means U.S. dollars that, when credited to a deposit account of a customer maintained in the banking department of the Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from the Fund, the Trustee, or an individual or organization duly authorized by the Fund or the Trustee. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Representatives” means the Senior Representatives of State Street Global Advisors Trust Company, as Trustee of the Fund.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

SECTION 2.    EMPLOYMENT OF CUSTODIAN.

SECTION 2.1     GENERAL. Subject to the control, supervision, authorization and direction of the Trustee, the Trustee hereby employs the Custodian as a custodian of (a) securities and cash of the Fund and (b) other assets of the Fund that the Custodian agrees to treat as financial assets. The Trustee agress to deliver, or cause the Fund to deliver, to the Custodian (i) all securities and cash of the Fund, (ii) all other assets of the Fund that the Trustee desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

SECTION 2.2     SUB-CUSTODIANS. Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Fund in the Proper Instructions.

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SECTION 2.3    RELATIONSHIP. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Trustee on behalf of the Fund is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Trustee on behalf of the Fund is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. In such circumstances, the Custodian agrees to treat the claim to the cash (but not the cash itself) as a financial asset for the benefit of the Trustee on behalf of the Fund. The Custodian does not otherwise agree to treat cash or any claim to cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

SECTION 3.     ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES.

SECTION 3.1    HOLDING SECURITIES. The Custodian may deposit and maintain securities or other financial assets of the Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of the Fund, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of the Fund all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Fund, other than securities or other financial assets maintained in a U.S. Securities System. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties or liabilities hereunder. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

SECTION 3.2    REGISTRATION OF SECURITIES. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the Trustee on behalf of the Fund or in the name of any nominee of the Trustee or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in “street name” or other good delivery form. However, if the Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 3.3    BANK ACCOUNTS. The Custodian shall open and maintain upon the terms of the Deposit Account Agreeement a separate deposit account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions

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hereof, all cash received by the Custodian from or for the account of the the Fund. Funds held by the Custodian for the Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Fund be approved by Senior Representatives. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 3.3A    DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the Trustee, the Custodian shall determine for the Fund after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the Fund’s Standard Terms and Conditions of Trust, as amended from time to time (the “Standard Terms and Conditions of Trust”), and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities (each as defined in the Prospectus), (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as described in the Prospectus) required for the issuance or redemption, as the case may be, of Fund Interests in Creation Unit aggregations of such Fund on such date. The Custodian shall provide or cause to be provided this information to the Fund’s distributor and other persons as instructed according to the policies established by the Trustee or the Fund and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the NYSE.

Section 3.3B.    Allocation of Deposit Security Shortfalls. The Trustee acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

SECTION 3.4    COLLECTION OF INCOME. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which the Fund shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent, and shall credit such income, as collected, to the Fund’s custodian

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account. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall have no liability for any Losses resulting from the failure of any issuer to pay income or make other payments with respect to securities and other financial assets to which the Fund may be entitled.

SECTION 3.5    DELIVERY OUT. The Custodian shall release and deliver out domestic securities and other financial assets of the Fund held in a U.S. Securities System only upon receipt of Proper Instructions on behalf of the Fund, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of the Fund upon receipt of Proper Instructions from the Trustee on behalf of the Fund, specifying the amount of the payment and the person or persons to whom the payment is to be made.

SECTION 3.6    RESERVED.

SECTION 3.7    PROXIES. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of the Fund, if the securities or other financial assets are registered otherwise than in the name of the Trustee or a nominee of the Trustee, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Trustee such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

SECTION 3.8    COMMUNICATIONS. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the Trustee all written information received by the Custodian from issuers of the securities and other financial assets being held for the Fund. The Custodian shall transmit promptly to the Trustee all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Trustee all written information received by the Custodian regarding any class action or other collective litigation relating to Fund securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian.

SECTION 4.    FOREIGN EXCHANGE.

The provisions of Section 4 apply only to th extent that the Fund is permitted to enter into foreign exchange transactions, notwithstanding anything to the contrary in this Section 4.

SECTION 4.1.    GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

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SECTION 4.2.    TRUSTEE ELECTIONS. The Trustee on behalf of the Fund hereby elects to enter into and execute foreign exchange transactions of the Fund solely with third parties that are not affiliated with the Custodian or the Trustee. Where the Trustee, on behalf of the Fund, gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Trustee on behalf of the Fund instructs the Custodian to direct the execution of such foreign exchange transaction to an unaffiliated sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Trustee, the Fund or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Trustee on behalf of the Fund or the reasonableness of the execution rate on any such transaction.

SECTION 4.3.    TRUSTEE ACKNOWLEDGEMENT. The Trustee acknowledges that in connection with all foreign exchange transactions entered into by the Trustee on behalf of the Fund with a sub-custodian, each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Trustee or the Fund;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Trustee or the Fund; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Trustee from time to time or (b) in the case of an indirect foreign exchange service, as established by the sub-custodian from time to time.

SECTION 4.4.    TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including State Street Global Markets, may trade based upon information that is not available to the Trustee, and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Trustee on behalf of the Fund, and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund.

SECTION 5.    TAX SERVICES.

SECTION 5.1    FUND INFORMATION. The Trustee will provide documentary evidence of the Fund’s tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Fund may be entitled that is not

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applicable to the general nationality and category of person to which the Fund belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Fund engages or proposes to engage in investment activity or where Fund assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Trustee represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

SECTION 5.2    TAX RESPONSIBILITY. The Fund shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Fund or any transactions related thereto. Subject to compliance by the Trustee with its obligations under Section 5.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Fund pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Fund by the Custodian or otherwise, the Custodian may apply any credit balance in the Fund’s deposit account to the extent necessary to satisfy such Tax obligation. The Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Fund or the Trustee, other than those Tax services as set out specifically in this Section 5. The Trustee agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Fund.

SECTION 5.3    TAX RELIEF. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Trustee with its obligations under Section 5.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Fund. Unless otherwise informed by the Trustee, the Custodian shall be entitled to apply categorical treatment of the Fund according to its nationality, particulars of its organization and other relevant details supplied by the Trustee.

SECTION 6.    PAYMENTS FOR SALES OR REDEMPTIONS OF FUND INTERESTS.

SECTION 6.1    PAYMENT FOR FUND INTERESTS ISSUED. The Custodian shall receive from the distributor of beneficial interests in the Fund (“Fund Interests”) or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the Fund such payments as are received for Fund Interests, in Creation Unit aggregations, issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Trustee and the Transfer Agent of any receipt of the payments by the Custodian.

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SECTION 6.2    PAYMENT FOR FUND INTERESTS REDEEMED. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds and securities of the Fund to the extent available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent a request for redemption of their Fund Interests, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by the Trustee in accordance with the Prospectus) for the Fund and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system.

SECTION 7.    PROPER INSTRUCTIONS.

SECTION 7. 1    FORM AND SECURITY PROCEDURES. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Trustee has followed any security procedures agreed to from time to time by the Trustee and the Custodian including, but not limited to, the security procedures selected by the Trustee by reference to the form of Funds Transfer Addendum hereto, the terms of which are part of this Agreement. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Trustee shall cause all oral instructions to be confirmed in writing, provided that the Trustee’s failure to do so shall not impact the Custodian’s authority to rely on such oral instructions.

Section 7.2    RELIANCE ON OFFICER’S CERTIFICATE. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Trustee shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Trustee. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 7.3    UNTIMELY PROPER INSTRUCTIONS. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use commercially reasonable efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of

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purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

SECTION 8.    ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the Trustee:

1)	Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Fund except as otherwise directed by the Trustee.

SECTION 9.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Trustee to keep the books of account of the Fund and compute the net asset value per Fund Interest of the outstanding Fund Interests or, if directed in writing to do so by the Trustee, shall itself keep such books of account and compute such net asset value per Fund Interest. The Custodian shall transmit the net asset value per share of the Fund to the Transfer Agent, the Distributor, the NYSE and such other entities as directed in writing by the Trustee. If and as so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund’s Prospectus and shall advise the Trustee and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by the Trustee to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The Custodian shall on each day the Fund is open for the purchase or redemption of Fund Interests compute the number of Fund Interests of each Deposit Security to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities and shall transmit such information to the NSCC. If and as so directed, the calculations of the net asset value per Fund Interest and the daily income of each Fund shall be made at the time or times described from time to time in the Prospectus.

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SECTION 10.    RECORDS.

The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trustee on behalf of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund, including the Trustee, and employees and agents of the SEC. The Custodian shall, at the Trustee’s request, supply the Trustee with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Trustee and for such compensation as shall be agreed upon between the Trustee and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by the Trustee, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trustee or the Fund by state or federal regulatory agencies, to produce the records of the Trustee or the Fund or the Custodian’s personnel as witnesses, the Trustee agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

SECTION 11.    FUND’S INDEPENDENT ACCOUNTANTS; REPORTS.

SECTION 11.1    OPINIONS. The Custodian shall take all reasonable action, as the Trustee may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form S-6, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 11.2    REPORTS. Upon reasonable request of the Trustee, the Custodian shall provide the Trustee with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such other reports as the Trustee may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

SECTION 12.    CUSTODIAN’S STANDARD OF CARE; EXCULPATION.

12.1    STANDARD OF CARE; LIABILITY. The Custodian shall act in good faith and exercise the reasonable level of skill, care and diligence expected of a professional provider of custody services in carrying out its duties and obligations under this Agreement (the “Standard of Care”), provided, however, that the Custodian shall not be in breach of any obligation under this Agreement and shall have no liability to Trustee or the Fund for any Losses except to the extent that such breach or Losses are caused by or result from the Custodian’s (or its employees’ or agents’) breach of the Standard of Care, intentional breach, fraud or willful misconduct in the discharge of its duties under this Agreement.

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12.2    RELIANCE ON PROPER INSTRUCTIONS. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. In the event the Custodian decides to refrain from acting on any Proper Instructions it shall promptly notify the Fund and request any additional clarification or authentication that it reasonably requires. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

12.3    OTHER RELIANCE. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of the Fund. The Custodian shall have no liability in respect of any Losses incurred or sustained by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder.

12.4    FORCE MAJEURE AND THIRD PARTY ACTIONS. The Custodian shall be without responsibility or liability to the Fund for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by the Fund, the Trustee or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of the Fund, the Trustee or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, the Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset or U.S. Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

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12.5    INDIRECT/SPECIAL/CONSEQUENTIAL DAMAGES. Subject to the last sentence of this paragraph, and notwithstanding any other provision of this Agreement to the contrary, in no event shall the Trustee, the Fund or the Custodian be liable for any special, indirect, incidental, punitive, consequential, exemplary or enhanced damages of any kind or nature whatsoever (including loss of profit, goodwill, reputation, business opportunity or anticipated savings) arising under this Agreement or under law or otherwise in connection with or in any way related to this Agreement or the subject matter hereof (including the provision of the services, the performance, non-performance or breach of any obligation or duty owed by a party), whether or not such party (including each party’s relevant affiliates) has been advised of, or otherwise might or should have anticipated, the possibility or likelihood of such damages. The limitations of liability set forth in this Section 14.7 shall apply regardless of the form or type of action in which a claim is brought or under which it is made, whether in contract, tort (including negligence of any kind), warranty, strict liability, indemnity or any other legal or equitable grounds, and shall survive failure of an exclusive remedy. The foregoing limitations shall not apply with respect to any damages or claims arising out of or relating to the intentional breach, fraud or willful misconduct of any party hereto or where such limitation is otherwise prohibited by applicable law.

Notwithstanding the foregoing, the Trustee and the Custodian acknowledge and agree that the following categories of damages are deemed direct Losses for purposes of this Agreement, to the extent resulting from a breach by the Custodian of the Standard of Care: (i) regulatory fines (excluding any fines related to a failure by the Fund to oversee or supervise); (ii) damages awarded to a third party by a court of competent jurisdiction pursuant to a final judgment (not subject to further appeal); (iii) settlements (subject to the consent of the Custodian, not to be unreasonably conditioned, delayed or withheld); (iv) the cost of notice mailings and credit reports relating to data breaches; and (v) remediation of lost data.

12.6    DELIVERY OF PROPERTY. The Custodian shall not be responsible for any securities or other assets of the Fund which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

12.7    NO INVESTMENT ADVICE. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by the Fund or the Trustee. The Custodian has no duty to ensure or to inquire whether the Trustee complies with any investment objectives or restrictions of the Fund or whether the Trustee complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by the Fund or the Trustee on its behalf.

12.8    COMMUNICATIONS. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of the Fund at any time held by the Custodian unless (a) the Custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the

Information Classification: Limited Access

exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

12.9    RESERVED.

12.10    TRADE COUNTERPARTIES. The Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the sole risk of the Fund, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults. If the Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Trustee of the failure within a reasonable time after the Custodian became aware of the failure.

SECTION 13.    COMPENSATION; SECURITY INTEREST; INDEMNIFICATION.

SECTION. 13.1    COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between the Trustee and the Custodian.

SECTION 13.2    SECURITY INTEREST. If the Trustee on behalf of the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to security settlements, assumed settlements, and only to the extent that the Fund is permitted to enter into foreign exchange transactions, foreign exchange contracts), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assesments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if the Trustee fails to compensate the Custodian pursuant to Section 13.1 hereof, any property at any time held for the account of the Fund shall be security therefor and should the Trustee fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund’s assets to the extent necessary to obtain reimbursement.

SECTION 13.3    INDEMNIFICATION BY THE TRUSTEE. Subject to Section 12.5 and any other exculpatory provisions or liability limitations set forth in this Agreement, the Trustee agrees to indemnify and hold harmless the Custodian from and against any Losses incurred or sustained by the Custodian in connection with the performance of its duties under this Agreement, except, in each case, to the extent such Losses result from the Custodian’s (or its agents’) breach of the Standard of Care, intentional breach, fraud or willful misconduct in the discharge of its duties under this Agreement. If the Trustee instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable therefor, the Trustee, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount to be mutually agreed upon between the Trustee and Custodian if and when necessary. The indemnification obligations of this section shall survive termination of this Agreement.

Information Classification: Limited Access

SECTION 13.4    INDEMNIFICATION BY THE CUSTODIAN. Subject to Section 12.5 and any other exculpatory provisions or liability limitations set forth in this Agreement, the Custodian agrees to indemnify and hold harmless the Trustee on behalf of the Fund from and against any Losses incurred or sustained by the Fund as a result of a claim brought by a third party (a “Claim”), in each case, to the extent such Losses result from the Custodian’s (or its agents’) breach of the Standard of Care, intentional breach, fraud or willful misconduct in the discharge of its duties under this Agreement. The indemnification obligations of this section shall survive termination of this Agreement.

SECTION 13.5    DUTY TO MITIGATE. Each of the Trustee and the Custodian shall use reasonable efforts to mitigate any Losses in respect of which it claims or may be entitled to claim indemnification under this Agreement.

SECTION 14.    EFFECTIVE PERIOD AND TERMINATION.

SECTION 14.1    TERM AND TERMINATION. This Agreement shall remain in full force and effect for an initial term ending November 30, 2027 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-renewal may be given as to the Fund.

SECTION 14.2    TERMINATION. Either party may terminate this Agreement as to the Fund: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. With respect to the Custodian, the references to “other party” in clause (b) of this section is deemed to refer to the Fund.

SECTION 14.3    PAYMENTS OWING TO THE CUSTODIAN. Upon termination of this Agreement pursuant to Section 14.1 or 14.2 with respect to the Fund, the Trustee shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges. In the event of: (a) the Trustee’s termination of this Agreement with respect to the Fund for any reason other than as set forth in Section 14.1 or 14.2 or (b) a transaction involving the Fund not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund (or its respective successor), the Trustee shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund) and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s cash and its securities and other financial assets as set forth in Section 15.

Information Classification: Limited Access

SECTION 14.4    EXCLUSIONS. No payment will be required pursuant to clause (b) of Section 14.3 in the event of any transaction consisting of (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Trustee’s determination in its reasonable business judgment that the Fund is no longer viable, (b) a merger of the Fund into, or the consolidation of the Fund with, another organization or series, or (c) the sale by the Fund of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Custodian is retained to continue providing services to the Fund (or its respective successor) on substantially the same terms as this Agreement.

SECTION 14.5    EFFECT OF TERMINATION. Following termination with respect to the Fund, the Custodian shall have no further responsibility to forward information under Section 3.8. The provisions of Sections 5, 12, 13 and 15 of this Agreement shall survive termination of this Agreement.

SECTION 14.6    TERMINATION ASSISTANCE. Upon termination of this Agreement, for any reason or for no reason, the Custodian shall, upon request of the Trustee, for a period of not less than ninety (90) days from the effective date of termination, or for such longer period as may be reasonably requested by the Trustee, continue to perform the services and related obligations under the Agreement and/or any ancillary agreement on the then existing terms and conditions thereof, and cooperate with the Trustee in order to facilitate the orderly transition of the services to a successor custodian. Notwithstanding the foregoing, the Custodian and the Trustee may mutually agree to terminate the Transition Assistance with respect to some or all of the services before the expiry of the agreed period. “Transition Assistance” shall include the continued provision of the services, assistance with the development and implementation of a conversion plan, the provision of information in relation to the relevant services (excluding Confidential Information) and/or any other assistance reasonably requested by the the Trustee.

SECTION 15.    SUCCESSOR CUSTODIAN.

SECTION 15.1    SUCCESSOR APPOINTED. If a successor custodian shall be appointed for the Fund by the Trustee, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Fund held in a U.S. Securities System.

SECTION 15.2    NO SUCCESSOR APPOINTED. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Fund in accordance with the Proper Instructions.

SECTION 15.3    NO SUCCESSOR APPOINTED AND NO PROPER INSTRUCTIONS. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or

Information Classification: Limited Access

before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Fund held in any U.S. Securities System. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Fund.

SECTION 15.4    REMAINING PROPERTY. If any cash or any securities or other financial assets of the Fund held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the Trustee to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

SECTION 15.5    RESERVES. Notwithstanding the foregoing provisions of this Section 15, the Custodian may retain cash or securities or other financial assets of the Fund as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of the Trustee secured by a security interest or right of recoupment or setoff in favor of the Custodian.

SECTION 16.    REMOTE ACCESS SERVICES ADDENDUM. The Custodian and the Trustee agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 17.    RESERVED.

SECTION 18.    GENERAL.

SECTION 18.1    GOVERNING LAW. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

SECTION 18.2    [RESERVED]

SECTION 18.3    PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements between the Trustee or the Fund and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

Information Classification: Limited Access

SECTION 18.4 ASSIGNMENT; DELEGATION. This Agreement may not be assigned by (a) the Trustee without the prior written consent of the Custodian or (b) the Custodian without the written consent of the Trustee, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian without the consent of the Trustee. The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of the Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians and U.S. Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians and U.S. Securities Systems shall be as set forth in Section 12 above.

SECTION 18.5 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Trustee may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund’s organic record and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

SECTION 18.6 [RESERVED]

SECTION 18.7 THE PARTIES; REPRESENTATIONS AND WARRANTIES. Except as expressly otherwise stated, any reference in this Agreement to “the parties” shall mean the Custodian and the Trustee.

18.7.1    TRUSTEE REPRESENTATIONS AND WARRANTIES. The Trustee hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Trustee’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trustee or any law or regulation applicable to it.

Information Classification: Limited Access

18.7.2    CUSTODIAN REPRESENTATIONS AND WARRANTIES. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

SECTION 18.8 NOTICES. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund or the Trustee:	STATE STREET BANK AND TRUST COMPANY
One Lincoln Street
Boston, MA 02111
Attn: President

With a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Department
One Lincoln Street
Boston, MA 02111
Attn: President

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
US Investment Services
One Heritage Drive
Quincy, MA 02171
Attention: Nancy M. Stokes, Senior Vice President
Telephone: 617-664-9526
E-mail: nmstokes@statestreet.com

with a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

Information Classification: Limited Access

SECTION 18.9    COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

SECTION 18.10    SEVERABILITY; NO WAIVER. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 18.11     CONFIDENTIALITY. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 18.12 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement, or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

SECTION 18.12    USE OF DATA.

(a)    In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 18.12 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trustee and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

Information Classification: Limited Access

(b)    Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trustee and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Trustee otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Trustee agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian’s compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c)    Except as expressly contemplated by this Agreement, nothing in this Section 18.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 18.12 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

SECTION 18.13    DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

SECTION 18.14    REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Information Classification: Limited Access

SECTION 18.15    REGULATION GG. The Trustee represents and warrants that neither it nor the Fund engages in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that neither it or the Fund shall engage in an Internet gambling business. In accordance with Regulation GG, the Trustee and the Fund are hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 18.16    SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs the Trustee on behalf of the Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If the Trustee, on behalf of the Fund, tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If the Trustee, on behalf of the Fund, tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES	☐ The Custodian is authorized to release the Fund’s name, address, and share positions.

NO	☒ The Custodian is not authorized to release the Fund’s name, address, and share positions.

Information Classification: Limited Access

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

STATE STREET GLOBAL ADVISORS TRUST COMPANY

By:
Name: James E. Ross
Title: Senior Representative

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President

Custodian Agreement